UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

MEETINGHOUSE BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-54779 (Commission File Number)	45-4640630 (IRS Employer Identification No.)

2250 Dorchester Avenue, Dorchester, Massachusetts, 02124
(Address of principal executive offices) (Zip Code)

(617) 298-2250
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 30, 2015, William J. Fitzgerald resigned from the Boards of Directors of Meetinghouse Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary Meetinghouse Bank (the “Bank’).  His resignation was not related to a disagreement with the Company or the Bank on any matter relating to their respective operations, policies or practices.

The Company’s Board of Directors has reduced the size of the Board of Directors to six members in order to eliminate the vacancy created by the resignation of Mr. Fitzgerald.  The Bank’s Board of Directors has appointed Wayne Gove to fill the vacancy on the Board of Directors.  Mr. Gove is the Senior Vice President and the Chief Financial Officer of the Company and the Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MEETINGHOUSE BANCORP, INC.

Date: November 4, 2015	By:	/s/Anthony A. Paciulli
Anthony A. Paciulli
President and Chief Executive Officer